                                  EXHIBIT 21.2
                                   FDP CORP.
                           THE COMPANY'S SUBSIDIARIES

Financial Data Planning Corp.
FDP Leasing Corp.
Actuarial Research and Development Corp.
F.D.P.  International Corp.
Existential Systems, Inc. (d/b/a System Innovations)
FDP Software South Africa (Proprietary) Limited
FDP Europe Limited



                                      56